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                                                                  EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Lone Star Industries, Inc. on Form S-3 (File No. 33-55377) and S-8 (File Nos. 33-55277, 33-55261, and 33-55229) of our report, dated January 31, 1996, which includes an explanatory paragraph related to the Company's reorganization effective April 14, 1994, accompanying the consolidated financial statements and financial statement schedule of Lone Star Industries, Inc. and Consolidated Subsidiaries as of December 31, 1995 and 1994, and for the year ended December 31, 1995, the nine months ended December 31, 1994, the three months ended March 31, 1994, and the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Stamford, Connecticut
March 20, 1996

                                    (LOGO)
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